Exhibit 10.1

AMENDMENT NO. 1 TO REDEMPTION AGREEMENT

This AMENDMENT NO. 1 TO REDEMPTION AGREEMENT, dated as of November 20, 2009 (this “Amendment”), amends the Redemption Agreement, dated as of October 7, 2009 (including the exhibits thereto, the “Redemption Agreement”), by and among JohnsonDiversey Holdings, Inc., a Delaware corporation (formerly known as Johnson Professional Holdings, Inc.) (“JDHI”), JohnsonDiversey, Inc., a Delaware corporation and a wholly owned Subsidiary of JDHI (formerly known as S.C. Johnson Commercial Markets, Inc.) (“JDI”), Commercial Markets Holdco, Inc., a Wisconsin corporation (“CMH”), Unilever, N.V., a company organized under the laws of the Netherlands (“Unilever”), Marga B.V., a company organized under the laws of the Netherlands (“Marga”) and an indirect, wholly owned Subsidiary of Unilever, and Conopco, Inc., a New York corporation and an indirect, wholly owned Subsidiary of Unilever. Capitalized terms used herein without definition have the meaning given to them in the Redemption Agreement.

WHEREAS, pursuant to the Redemption Agreement, Marga agreed to sell to JDHI or an Affiliate of JDHI, and JDHI agreed to purchase, or cause an Affiliate of JDHI to purchase, from Marga, all of the Shares, upon the terms and for the consideration set forth in the Redemption Agreement;

WHEREAS, Section 2.2 of the Redemption Agreement provides that the Redemption Consideration to be paid by JDHI or its Affiliate for the purchase of the Shares shall consist of the Equity Cash Consideration, the Note and the Warrant;

WHEREAS, the Redemption Agreement provides that the Note will have an aggregate initial principal amount of $250,000,000 and will reflect the terms and conditions set forth on Exhibit A-1 and Exhibit A-2 attached thereto;

WHEREAS, the parties to the Redemption Agreement desire to enter into this Amendment to amend the provisions of the Redemption Agreement relating to the Redemption Consideration and to amend certain of the terms and provisions of the Redemption Agreement, in each case in accordance with Section 7.1 of the Redemption Agreement; and

WHEREAS, in accordance with Section 228 of the DGCL, the Veto Provisions, the Certificate and the Bylaws, Marga and CMH hereby approve the execution and delivery of this Amendment and the other transactions contemplated hereby.

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AMENDMENTS

Section 1.1. Certain Amendments. Effective as of the date hereof and subject to Section 1.4 hereof, for all purposes of the Redemption Agreement:

(a)	The definition of the term “Indenture” in Section 1.1 of the Redemption Agreement and each other reference to such term in the Redemption Agreement is deleted in its entirety.

(b)	Clauses (c) and (d) in the definition of the term “Material Amendment” in Section 1.1 of the Redemption Agreement are deleted in their entirety.

(c)	Reference to “$158,000,000” in the definition of the term “Net Cash Closing Payment” in Section 1.1 of the Redemption Agreement is deleted and replaced with “$390,500,000”.

(d)	The definition of the term “Note” in Section 1.1 of the Redemption Agreement and each other reference to such term in the Redemption Agreement is deleted in its entirety.

(e)	The definition of the term “Note Registration Rights Agreement” in Section 1.1 of the Redemption Agreement and each other reference to such term in the Redemption Agreement is deleted in its entirety.

(f)	The definition of the term “Trust Indenture Act” in Section 1.1 of the Redemption Agreement and each other reference to such term in the Redemption Agreement is deleted in its entirety.

(g)	Each of Sections 2.6(b), 2.6(c), 2.6(d) and 2.7(c) of the Redemption Agreement is deleted in its entirety and replaced with “[Intentionally omitted]”.

(h)	Each of Exhibit A-1, Exhibit A-2 and Exhibit B attached to the Redemption Agreement is deleted in its entirety and replaced with “[Intentionally omitted]”.

Section 1.2. Consent of Marga. For the avoidance of doubt, this Amendment shall constitute the consent, pursuant to Sections 4.1(a) and 5.2(f) of the Redemption Agreement, to the incurrence on the Closing Date of more than $1,450,000,000 of Indebtedness (as defined in the Investment Agreement) by JDHI and its Subsidiaries to finance the Restructuring Transactions.

Section 1.3. Stockholder Approval. This Amendment shall constitute the approval of all of the holders of Old Class A Common Stock and Old Class B Common Stock, in accordance with Section 228 of the DGCL, the Veto Provisions, the Certificate and the Bylaws, of the execution and delivery of this Amendment and the other transactions contemplated hereby.

Section 1.4. Amendment Effectiveness. This Amendment shall become void and of no force or effect, the consent given by Marga pursuant to Section 1.2 hereof shall be deemed not to have been given and the obligations of JDHI and Marga set forth in the Redemption Agreement (without giving effect to this Amendment) shall continue to be in full force and effect, if JDHI fails to obtain, as of the Closing, net proceeds (after underwriting and initial purchaser discounts and commissions but before offering expenses) of at least $232,500,000 from JDHI’s issuance and sale of senior notes to Goldman, Sachs & Co., Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated and/or other third party initial purchasers of such senior notes.

ARTICLE II

MISCELLANEOUS

Section 2.1. Amendments and Waivers. This Amendment may be amended only by a writing executed by all of the parties hereto. Except as amended hereby, the Redemption Agreement shall remain in full force and effect.

Section 2.2. Assignment. This Amendment shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns, but no rights, obligations or liabilities hereunder shall be assignable by JDHI, JDI or Marga without the prior written consent of Marga, for an assignment by JDHI or JDI, or JDHI, for an assignment by Marga.

Section 2.3. Entire Agreement; No Third-Party Beneficiaries. The Redemption Agreement, as amended by this Amendment, together with the Ancillary Agreements, the Unilever Commercial Agreements (as amended at Closing), the Guaranty Agreement, the Stockholders’ Agreement and the Diversey Purchase Agreement (each of the Stockholders’ Agreement and the Diversey Purchase Agreement, as amended at Closing in accordance with Section 2.4 of the Redemption Agreement) embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof. This Amendment is not intended to confer in or on behalf of any Person not a party to this Amendment (and their successors and assigns) any rights, benefits, causes of action or remedies with respect to the subject matter or any provision thereof.

Section 2.4. Governing Law. This Amendment shall be governed by and construed in accordance with the Laws of the State of Delaware applicable to contracts made and to be performed within the State of Delaware, without giving effect to conflicts of law rules that would require or permit the application of the Laws of another jurisdiction. Sections 7.5, 7.8 and 7.9 of the Redemption Agreement are hereby incorporated herein.

Section 2.5. Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such a determination, the parties shall negotiate in good faith to modify this Amendment so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 2.6. Titles and Subtitles; Interpretation. The titles of the sections of this Amendment are for convenience of reference only and shall not affect the meaning or interpretation of this Amendment. The word “or” when used in this Amendment is not exclusive. Whenever the words “include”, “includes” or “including” and “such as” are used in this Amendment, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Amendment shall refer to this Amendment as a whole and not to any particular provision of this Amendment. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The word “will” when used in this Amendment shall be construed to have the same meaning as the word “shall”. The definitions contained in this Amendment are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.

Section 2.7. Counterparts; Facsimile Signatures. This Amendment may be executed in counterparts, each of which shall constitute one and the same instrument. Signatures provided by facsimile or electronic transmission in “pdf” or equivalent format shall be deemed to be original signatures.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

JOHNSONDIVERSEY HOLDINGS, INC.

By:	/s/ Scott D. Russell
Name:	Scott D. Russell
Title:	Senior Vice President, General Counsel and Secretary

JOHNSONDIVERSEY, INC.

By:	/s/ Scott D. Russell
Name:	Scott D. Russell
Title:	Senior Vice President, General Counsel and Secretary

MARGA B.V.

By:	/s/ Robert Leek
Name:	Robert Leek
Title:	General Counsel, Europe (As Attorney)

Acknowledged and agreed by:

COMMERCIAL MARKETS HOLDCO, INC.

By:	/s/ S. Curtis Johnson
Name:	S. Curtis Johnson
Title:	Chairman

Acknowledged and agreed by:

CONOPCO, INC.

By:	/s/ Paul McMahon
Name:	Paul McMahon
Title:	Vice President

Acknowledged and agreed by:

UNILEVER, N.V.

By:	/s/ Paul McMahon
Name:	Paul McMahon
Title:	Vice President

Pursuant to Section 6.3(b)(i) of the Investment Agreement, CD&R Investor hereby consents to this Amendment:

CDR JAGUAR INVESTOR COMPANY, LLC

By:	/s/ Theresa A. Gore
	Name:	Theresa A. Gore
Title: